Exhibit 4.1

FIRST AMENDMENT

TO

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF April 27, 2015

AMONG

WHITING PETROLEUM CORPORATION,

as Parent Guarantor,

WHITING OIL AND GAS CORPORATION,
as Borrower,

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

and

The Lenders Party Hereto

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to the Sixth Amended and Restated Credit Agreement (this “First Amendment”), dated as of April 27, 2015, is among Whiting Oil and Gas Corporation, a Delaware corporation (the “Borrower”), Whiting Petroleum Corporation, a Delaware corporation (the “Parent Guarantor”), each Lender (as defined below) party hereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

A. The Borrower, the Parent Guarantor, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Sixth Amended and Restated Credit Agreement dated as of August 27, 2014 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”).

B. The Borrower, Administrative Agent and Required Revolving Lenders desire to redetermine the Borrowing Base as set forth below.
C. The Borrower has requested and the required Lenders have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.

D. NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this First Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.  Unless otherwise defined in this First Amendment, each capitalized term used in this First Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.
2.1 Section 1.1. The following defined terms are hereby amended or added in their entirety to read as follows:

“Existing Ratio of Total Debt to EBITDAX Covenant” means the following covenant:

Ratio of Total Debt to EBITDAX.  The Parent Guarantor will not, as of the last day of any fiscal quarter, permit its ratio of Total Debt as of such date to EBITDAX for the four fiscal quarters ending on such date to be greater than 4.0 to 1.0.

“Interim Covenant Period” means the period commencing on June 30, 2015 and ending on the earlier of (a) January 1, 2017 and (b) the date upon which all

Collateral has been released as the result of the commencement of an Investment Grade Rating Period pursuant to the provisions of Section 12.14 (it being understood that if such Investment Grade Rating Period shall thereafter terminate, then, subject to the immediately preceding clause (a), the Interim Covenant Period shall be reinstated as if such Investment Grade Rating Period had not occurred).

“Regular Covenant Period” shall mean any period other than an Interim Covenant Period.

“Total Senior Secured Debt”  means the portion of Total Debt that is secured by a Lien on any assets of the Parent Guarantor and/or any Consolidated Subsidiary.

2.2 Amendment to Section 9.01(a). Section 9.01(a) of the Credit Agreement is hereby amended in its entirety to read as follows:
(a)

“Ratio of Total Debt to EBITDAX.  During a Regular Covenant Period, the Parent Guarantor shall comply with the Existing Ratio of Total Debt to EBITDAX Covenant as of the last day of each fiscal quarter ending during such Regular Covenant Period.  During an Interim Covenant Period, the Parent Guarantor will not, as of the last day of any fiscal quarter ending during such Interim Covenant Period, permit its ratio of Total Senior Secured Debt as of such date to EBITDAX for the four fiscal quarters ending on such date to be greater than 2.5 to 1.0.

2.3 Reallocation. The Revolving Lenders have agreed among themselves to assign and reallocate the Revolving Commitments and Revolving Credit Exposures such that after giving effect to such reallocation the Maximum Revolving Credit Amounts of the Lenders shall be as set forth on Annex 1 to this First Amendment. After giving effect to the reallocation contemplated hereby, Annex I to the Credit Agreement is amended and restated to read as set forth on Annex 2 attached hereto.

Each of the Administrative Agent, the Issuing Bank and the Borrower hereby consents to the reallocation of the Commitments and Revolving Credit Exposures.  Any assignments by the Lenders necessary to effect the reallocation of the Revolving Commitments and Revolving Credit Exposures are hereby consummated pursuant to the terms and provisions of this Section 2.3 of this First Amendment.  On the Effective Date and after giving effect to such reallocation, the Maximum Revolving Credit Amount of each Revolving Lender shall be as set forth on Annex 1 to this First Amendment.  Each Lender party hereto hereby consents and agrees to the Maximum Revolving Credit Amounts as set forth on Annex 1 of this First Amendment.

For the avoidance of doubt, neither the execution and delivery of any Assignment and Assumption, Maximum Credit Amount Increase Certificate or Additional Lender Certificate, nor the payment of any processing or recordation fee, shall be necessary in connection with the foregoing reallocation.

2.4 New Lenders.

(a)Each financial institution party hereto as a Lender that has not been a Lender prior to the date hereof (each a “New Lender”) hereby agrees (i) to become a Lender under the Credit Agreement as of the Effective Date with the effect that the Maximum Revolving Credit Amount for such New Lender shall be as set forth on Annex 1 to this First Amendment and (ii) that it shall be deemed to be, and hereby becomes as of the Effective Date, a party in all respect to the Credit Agreement and the other Loan Documents to which the Lenders are party and shall have the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents.

(b)Each New Lender (i) represents and warrants as of the Effective Date that (A) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of its Revolving Commitment under the Credit Agreement, shall have the obligations of a Lender thereunder, (B) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Credit Agreement (and this First Amendment) on the basis of which it has made such analysis and decision, (C) if it is a Foreign Lender, it has provided to the Administrative Agent and the Borrower all documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such New Lender, and (D) it is not (and would not be after giving effect to this First Amendment) a Defaulting Lender, an Affiliate thereof or a Disqualified Institution, and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(c)Each New Lender further represents and warrants to the Administrative Agent, the Issuing Bank, each other Lender and the Borrower that (i) it has the full power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this First Amendment and to fulfill its obligations under, and to consummate the transactions contemplated by, this First Amendment, and no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection herewith or therewith, and (ii) this First Amendment constitutes the legal, valid and binding obligation of such New Lender.

(d)The address for notices for each of the undersigned New Lenders for the purposes of the Credit Agreement is as specified opposite its name on Annex 3 hereto.

(e)For the avoidance of doubt, neither the execution and delivery of any Assignment and Assumption, Maximum Credit Amount Increase Certificate or Additional Lender Certificate, nor the payment of any processing or recordation fee, shall be necessary in connection with the foregoing addition of the New Lenders as Lenders.

Section 3. Borrowing Base.  On May 1, 2015, the Borrowing Base shall be equal to $4,500,000,000, which Borrowing Base shall remain in effect until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.07(e), Section 2.07(f) or Section 9.11, whichever occurs first.  Each of the Parent Guarantor and the Borrower, on the one hand, and the Administrative Agent and each of the Lenders party hereto (which constitute the Required Revolving Lenders), on the other hand, agree that the redetermination of the Borrowing Base pursuant to this Section 3 shall constitute the May 1, 2015 Scheduled Redetermination. This Section 3 constitutes (a) notice of the redetermined Borrowing Base in accordance with Section 2.07(d) of the Credit Agreement and (b) acknowledgement by the Required Revolving Lenders that they have approved the redetermined Borrowing Base consistent with each such Lender’s usual and customary oil and gas lending criteria as they currently exist as provided in Section 2.07(c)(iii) of the Credit Agreement.

Section 4. Effectiveness.  This First Amendment shall become effective on the first date on which each of the conditions set forth in this Section 4 is satisfied or waived in accordance with Section 12.02 of the Credit Agreement (the “Effective Date”):

4.1 The Administrative Agent shall have received duly executed counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment from the Borrower, the Parent Guarantor, the Majority Lenders, the Required Revolving Lenders and each other Lender with an increased Commitment and/or Maximum Revolving Credit Amount due to the reallocation pursuant to Section 2.3.

4.2 The Borrower shall have paid all fees and other amounts due and payable on or prior to the Effective Date to the extent invoiced reasonably in advance of the Effective Date, including all reasonable out-of-pocket expenses so invoiced and required to be reimbursed or paid by the Borrower under the Credit Agreement.

4.3 No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this First Amendment.

The Administrative Agent shall promptly provide written notice to the Borrower and the Lenders of the occurrence of the Effective Date, which notice shall be conclusive and binding.

Section 5. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
Section 6. Miscellaneous.
6.1 Confirmation. The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.

6.2 Ratification and Affirmation; Representations and Warranties.  Each of the Borrower and the Parent Guarantor hereby (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan

Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein; (c) confirms that the Security Instruments and all of the collateral described therein do and shall continue to secure the payment of all the Debt of the Credit Parties under the Loan Documents (subject to, and in accordance with, the terms of the Loan Documents), in each case, as amended by this First Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment:  (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (without duplication of any materiality qualifiers), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date and (ii) no Default or Event of Default has occurred and is continuing.

6.3 No Waiver; Loan Document.  The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.  This First Amendment shall for all purposes constitute a Loan Document as defined and described in the Credit Agreement.

6.4 Counterparts.  This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of this First Amendment by facsimile or electronic transmission in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

6.5 NO ORAL AGREEMENT.  THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  AS OF THE DATE OF THIS FIRST AMENDMENT, THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

6.6 Severability.  Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	WHITING OIL AND GAS CORPORATION

	By:	/s/ Michael J. Stevens
	Name:	Michael J. Stevens
	Title:	Vice President and Chief Financial Officer

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

PARENT GUARANTOR:	WHITING PETROLEUM CORPORATION

	By:	/s/ Michael J. Stevens
	Name:	Michael J. Stevens
	Title:	Vice President and Chief Financial Officer

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Issuing Bank, and Lender

By:	/s/ David Morris
Name:	David Morris
Title:	Authorized Officer

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Sarah Thomas
Name:	Sarah Thomas
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

COMPASS BANK, as a Lender

By:	/s/ Rhianna Disch
Name:	Rhianna Disch
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Tara McLean
Name:	Tara McLean
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kristin N. Oswald
Name:	Kristin N. Oswald
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

SUNTRUST BANK, as a Lender

By:	/s/ Shannon Juhan
Name:	Shannon Juhan
Title:	Director

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Kirstan Spivey
Name:	Kristan Spivey
Title:	Authorized Signatory

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Daria Mahoney
Name:	Daria Mahoney
Title:	Authorized Signatory

By:	/s/ William M. Reid
Name:	William M. Reid
Title:	Authorized Signatory

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

MUFG UNION BANK, N.A., as a Lender

By:	/s/ Brian Hawk
Name:	Brian Hawk
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Alan Dawson
Name:	Alan Dawson
Title:	Director

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

SANTANDER BANK, N.A., as a Lender

By:	/s/ Aidan Lanigan
Name:	Aidan Lanigan
Title:	Senior Vice President

By:	/s/ Puiki Lok
Name:	Puiki Lok
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

ABN AMRO CAPITAL USA LLC, as a Lender

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Executive Director

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

ING CAPITAL LLC, as a Lender

By:	/s/ Juli Bieser
Name:	Juli Bieser
Title:	Managing Director

By:	/s/ Scott Lamoreaux
Name:	Scott Lamoreaux
Title:	Director

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

CITIBANK, N.A., as a Lender

By:	/s/ Cliff Vax
Name:	Cliff Vax
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

COMERICA BANK, as a Lender

By:	/s/ Devin S. Eaton
Name:	Devin S. Eaton
Title:	Relationship Manager

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

BOKF, N.A., D/B/A BANK OF OKLAHOMA, as a Lender

By:	/s/ Michael M. Logan
Name:	Michael M. Logan
Title:	Senior Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

FIFTH THIRD BANK, as a Lender

By:	/s/ Johnathan H. Lee
Name:	Johnathan H. Lee
Title:	Director

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ James Giordano
Name:	James Giordano
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

BNP PARIBAS, as a Lender

By:	/s/ Sriram Chandrasekaran
Name:	Sriram Chandrasekaran
Title:	Director

By:	/s/ Julien Pecoud-Bouvet
Name:	Julien Pecoud-Bouvet
Title:	Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Douglas A. Whiddon
Name:	Douglas A. Whiddon
Title:	Director

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

NATIXIS, as a Lender

By:	/s/ Carlos Quinteros
Name:	Carlos Quinteros
Title:	Managing Director

By:	/s/ Stuart Murray
Name:	Stuart Murray
Title:	Managing Director

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

REGIONS BANK, as a Lender

By:	/s/ Kelly L. Elmore III
Name:	Kelly L. Elmore III
Title:	Senior Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

RAYMOND JAMES BANK, N.A., as a Lender

By:	/s/ Scott G. Axelrod
Name:	Scott G. Axelrod
Title:	Senior Vice President

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Signature Page

WHITING OIL AND GAS CORPORATION – First Amendment

ANNEX 1

Aggregate Maximum Credit Amounts
Name of Lender	Maximum Revolving Credit Amount Prior to Effective Date	Maximum Revolving Credit Amount On Effective Date
JPMorgan Chase Bank, N.A.	$308,297,619.05	$215,000,000.00
Wells Fargo Bank, N.A.	$308,297,619.04	$210,000,000.00
Bank of America, N.A.	$308,297,619.04	$210,000,000.00
Compass Bank	$287,035,714.29	$195,000,000.00
U.S. Bank National Association	$287,035,714.29	$195,000,000.00
SunTrust Bank	$287,035,714.29	$195,000,000.00
Capital One, National Association	$189,000,000.00	$195,000,000.00
Royal Bank of Canada	$105,000,000.00	$145,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	$105,000,000.00	$145,000,000.00
MUFG Union Bank, N.A.	$105,000,000.00	$145,000,000.00
KeyBank National Association	$105,000,000.00	$105,000,000.00
The Bank of Nova Scotia	$105,000,000.00	$145,000,000.00
Santander Bank, N.A.	$105,000,000.00	$105,000,000.00
ABN Amro Capital USA LLC	$105,000,000.00	$145,000,000.00
ING Capital LLC	$105,000,000.00	$145,000,000.00
Citibank, N.A.	N/A	$145,000,000.00
Comerica Bank	$70,000,000.00	$80,000,000.00
BOKF, N.A., d/b/a Bank of Oklahoma	$70,000,000.00	$80,000,000.00
Fifth Third Bank	$70,000,000.00	$90,000,000.00

ANNEX 1

Branch Banking and Trust Company	$70,000,000.00	$90,000,000.00
BNP Paribas	$70,000,000.00	$90,000,000.00
Sumitomo Mitsui Banking Corporation	$70,000,000.00	$90,000,000.00
HSBC Bank USA, National Association	$70,000,000.00	$90,000,000.00
Natixis	$70,000,000.00	$90,000,000.00
Regions Bank	$70,000,000.00	$90,000,000.00
Raymond James Bank, N.A.	$35,000,000.00	$45,000,000.00
Morgan Stanley Bank, N.A.	$20,000,000.00	$25,000,000.00
TOTAL	$3,500,000,000.00	$3,500,000,000.00

ANNEX 2

Aggregate Maximum Credit Amounts
Name of Lender	Applicable Revolving Percentage	Maximum Revolving Credit Amount
JPMorgan Chase Bank, N.A.	6.14%	$215,000,000.00
Wells Fargo Bank, N.A.	6.00%	$210,000,000.00
Bank of America, N.A.	6.00%	$210,000,000.00
Compass Bank	5.57%	$195,000,000.00
U.S. Bank National Association	5.57%	$195,000,000.00
SunTrust Bank	5.57%	$195,000,000.00
Capital One, National Association	5.57%	$195,000,000.00
Royal Bank of Canada	4.14%	$145,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	4.14%	$145,000,000.00
MUFG Union Bank, N.A.	4.14%	$145,000,000.00
KeyBank National Association	3.00%	$105,000,000.00
The Bank of Nova Scotia	4.14%	$145,000,000.00
Santander Bank, N.A.	3.00%	$105,000,000.00
ABN Amro Capital USA LLC	4.14%	$145,000,000.00
ING Capital LLC	4.14%	$145,000,000.00
Citibank, N.A.	4.14%	$145,000,000.00
Comerica Bank	2.29%	$80,000,000.00
BOKF, N.A., d/b/a Bank of Oklahoma	2.29%	$80,000,000.00
Fifth Third Bank	2.57%	$90,000,000.00
Branch Banking and Trust Company	2.57%	$90,000,000.00

ANNEX 2

BNP Paribas	2.57%	$90,000,000.00
Sumitomo Mitsui Banking Corporation	2.57%	$90,000,000.00
HSBC Bank USA, National Association	2.57%	$90,000,000.00
Natixis	2.57%	$90,000,000.00
Regions Bank	2.57%	$90,000,000.00
Raymond James Bank, N.A.	1.29%	$45,000,000.00
Morgan Stanley Bank, N.A.	0.71%	$25,000,000.00
TOTAL	100.00%	$3,500,000,000.00

ANNEX 3

Addresses for Notices

646-274-5000
Citibank, N.A.	Attn: Gavaskar Selvaraj 1615 Brett Road, Building III New Castle, DE 19720 Telephone: 201-472-4414 Facsimile: 646-274-5000 Email: GLOriginationOps@citi.com